Exhibit 10.3

STOCK APPRECIATION RIGHT AGREEMENT

This Stock Appreciation Right Agreement (“Agreement”) is made as of June 23, 2022 (the “Grant Date”) between ARGO GROUP INTERNATIONAL HOLDINGS, LTD. (the “Company”), and Thomas A. Bradley (the “Participant”).

R E C I T A L S

A.	The Company’s 2019 Omnibus Incentive Plan (as amended from time to time, the “Plan”) provides for the granting of equity awards using stock appreciation rights (“SARs”).

B.	Pursuant to the Plan, the administration of the Plan has been delegated to the Human Resources Committee of the Board of Directors of the Company (the “Committee”).

C.	Pursuant to the Plan, the Committee has determined that it is in the best interests of the Company and its stockholders to grant a SAR to the Participant and has approved the execution of this Agreement between the Company and the Participant.

D.	Capitalized terms not defined herein shall have the meanings specified in the Plan.

A G R E E M E N T

NOW, THEREFORE, the parties hereto agree as follows:

1.             Grant of Stock Appreciation Rights. The Company grants the Participant a SAR denominated solely for purposes of calculation in shares of Common Stock of the Company (the “Shares”) for 135,000 Shares at a grant price of $43.80 per Share (the “Grant Price”) pursuant to the terms and conditions of this Agreement and the Plan.

2.             Vesting. The SAR shall become vested and exercisable in one-third equal installments on each of the first three (3) anniversaries of the Grant Date, subject to the Participant remaining in continuous employment as the Chief Executive Officer of the Company through the applicable anniversary of the Grant Date (each, a “Vesting Date”), unless otherwise provided under Section 5 of this Agreement.

3.             Term of SAR. The SAR shall expire on the fifth (5th) anniversary of the Grant Date (the “Expiration Date”) and must be exercised, if at all and only to the extent vested and exercisable, on or before the earlier of the Expiration Date or the date on which this SAR is terminated in accordance with the provisions of the Plan or Section 5 of this Agreement.

4.             Exercise of SAR.

a.             Each exercise of this SAR shall be by means of a written notice of exercise delivered to the Company, specifying the number of Shares to which the exercise relates. The Participant agrees to pay to the Company the statutory withholding requirement arising in connection with the exercise of the SAR; and the Company shall have the right, without the Participant’s prior approval or direction, to satisfy such withholding tax by withholding all or any part of the Shares that would otherwise be transferred and delivered to the Participant, with any Shares so withheld to be valued at the Fair Market Value on the date of such withholding. Any Shares withheld to satisfy this obligation will not exceed the statutory withholding requirement. The Participant, with the consent of the Company, may satisfy such withholding tax (i) in cash or certified or cashier’s check payable to the order of the Company, or (ii) by having the Company withhold Shares that would otherwise become vested Shares, with any Shares so withheld to be valued at the Fair Market Value of the Share on the date of such withholding, or any combination thereof.

b.             Upon exercise of the SAR, the Participant will be entitled to the number of Shares equal to (i) the product of (x) and (y) where (x) equals the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price and (y) equals the number of Shares specified in the notice of exercise, divided by (ii) the Fair Market Value of a Share on the date of exercise; provided, that any fractional Shares shall be settled in cash.

c.             The SAR may be exercised during the lifetime of the Participant only by the Participant, or, within the exercise period set forth in Section 5(c) of this Agreement after Participant’s death, by his transferees by will or the laws of descent or distribution, and not otherwise, regardless of any community property interest therein of the spouse of the Participant, or such spouse’s successors in interest. If the spouse of the Participant shall have acquired a community property interest in the SAR, the Participant, or the Participant’s permitted successors in interest, may exercise the SAR on behalf of the spouse of the Participant or such spouse’s successors in interest, subject to the restrictions stated above.

5.             Termination of Employment; Change in Control. Notwithstanding the vesting provisions set forth in Section 2 of this Agreement,

a.             in the event of (i) a voluntary termination of employment by the Participant as the Chief Executive Officer of the Company or (ii) if the Participant’s employment as the Chief Executive Officer of the Company is terminated by the Company for any reason, except as set forth in Section 5(c)-(b) of this Agreement, then all unvested portions of the SAR shall automatically be forfeited by the Participant and cancelled by the Company without payment of any consideration. Any vested portion of the SAR shall remain exercisable until the earlier of (A) 30 days following such termination of employment with the Company or (B) the Expiration Date.

b.             in the event the Participant’s employment as the Chief Executive Officer of the Company is terminated by the Company for Cause (as defined in the Plan), this SAR, whether or not vested and to the extent not therefore exercised, shall automatically be forfeited by the Participant and cancelled by the Company without payment of any consideration.

c.             in the event that the Participant ceases to be the Chief Executive Officer of the Company due to death or Disability (as defined in the Plan), then the portion of the SAR that would have vested within the twelve (12) months following the date of such termination of employment shall become immediately vested and exercisable, and all vested and unexercised portions of the SAR shall remain exercisable until the earlier of (A) twelve (12) months after the date of such death or Disability or (B) the Expiration Date. All unvested portions of the SAR that do not vest in connection with such termination of employment shall automatically be forfeited by the Participant and cancelled by the Company without payment of any consideration. During the period after death, the SAR may, to the extent vested and unexercised, be exercised by the person or persons to whom the Participant’s rights under the SAR granted hereby shall pass by any reason of the death of the Participant, whether by will or by the applicable laws of descent and distribution.

d.             in the event of a Change in Control (as defined in the Plan) while the Participant is employed as the Chief Executive Officer of the Company, the following treatment shall apply:

i.	If The SAR is Not Assumed. In the event of a Change in Control pursuant to which the SAR is not effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Committee, with appropriate adjustments to the number and kind of shares relating to the SAR and otherwise preserves the value of the SAR and other material terms and conditions related thereto), then the unvested portion of the SAR shall become fully vested and exercisable as of the date of the Change in Control.

ii.	If The SAR is Assumed. In the event of a Change in Control pursuant to which the SAR is effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Committee, with appropriate adjustments to the number and kind of shares relating to the SAR and otherwise preserves the value of the SAR and other material terms and conditions related thereto), then the Shares subject to the SAR shall remain outstanding and continue to vest as of each applicable Vesting Date, subject to the Participant’s continued employment with the Company or the surviving or acquiring corporation; provided, that upon (i) a termination of the Participant’s employment without Cause by the Company or the surviving or acquiring corporation, or (ii) the Participant resigning from employment with Good Reason (as defined below), in each case, following such Change in Control (each, a “Qualifying CIC Termination”), then the unvested portion of the SAR shall become fully vested and exercisable as of the date of the Qualifying CIC Termination, and the SAR shall remain exercisable until the earlier of (A) ninety (90) days after the date of such Qualifying CIC Termination or (B) the Expiration Date. If, following a Change in Control, the Participant experiences a termination of employment other than a Qualifying CIC Termination and other than as provided in Section 5(c) above, then all unvested portions of the SAR shall automatically be forfeited by the Participant and cancelled by the Company without payment of any consideration and any vested portion of the SAR shall remain exercisable until the earlier of (A) 30 days following such termination of employment with the Company or (B) the Expiration Date.

“Good Reason” means the occurrence on or after the date of a Change in Control and without the Participant’s written consent, of (1) a material reduction in the Participant’s annual base salary, as in effect immediately prior to the Change in Control, (2) a material reduction in the Participant’s annual bonus opportunity or the Participant’s annual long-term incentive opportunity, in each case, as in effect immediately prior to the Change in Control, (3) a material adverse alteration in the nature or status of the Participant’s responsibilities, duties or title from those in effect immediately prior to the Change in Control, including without limitation, the Participant ceasing to be the Chief Executive Officer of a public company, (4) a relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s principal place of employment immediately prior to the Change in Control or (5) on or after the date of a Change in Control, the failure of a successor to assume and agree to perform the obligations under this Agreement. Notwithstanding the occurrence of any of the foregoing events or circumstances, a resignation shall not be deemed to constitute a resignation for Good Reason unless (x) the Participant gives the Company or the surviving or acquiring corporation a written notice of the purported Good Reason (no more than 90 days after the initial existence of such event or circumstance), (y) such event or circumstance has not been fully corrected (and the Participant has not been reasonably compensated to the written satisfaction of the Participant for any losses or damages resulting therefrom) within 30 days following the Company’s or the surviving or acquiring corporation’s receipt of such notice, and (z) if the Company or the surviving or acquiring corporation does not correct, the Participant ends employment not more than 30 days following the period to correct in the foregoing clause (y).

iii.	Notwithstanding any other provision of this Agreement or the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Administrator may, in its discretion, provide that each SAR shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control over the Grant Price per Share subject to the SAR multiplied by (ii) the number of Shares granted under the SAR. Without limiting the generality of the foregoing, in the event that the consideration paid per Share in the Change in Control is less than or equal to the Grant Price per Share subject to the SAR, then the Administrator may, in its discretion, cancel such SAR without any consideration upon the occurrence of a Change in Control.

6.             Transferability; Assignability. This SAR and the rights and privileges granted hereby shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of the law or otherwise, except by will or the laws of descent and distribution. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of this SAR or any right or privileges granted hereby contrary to the provisions hereof, this SAR and all rights and privileges contained herein shall immediately become null and void and of no further force or effect.

7.             Adjustment. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, spin off, stock split or reverse stock split, or other similar transaction, an appropriate and proportionate adjustment (to be conclusively determined by the Committee) shall be made in the number and kind of shares subject to the SAR under this Agreement.

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the assets or more than 80% of the then outstanding stock of the Company to another corporation, this Agreement shall terminate (except to the extent Shares have vested, including, without limitation, giving effect to the acceleration provisions of Section 5 hereof) unless express written provision be made in connection with such transaction for (i) the assumption of this Agreement or the substitution therefore of a new SAR covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of securities, such adjustments to be conclusively determined by the Committee; (ii) the continuance of the Plan by such successor corporation in which event this Agreement shall remain in full effect under the terms so provided; or (iii) the payment in cash or stock in lieu of and in complete satisfaction of the SAR evidenced by this Agreement.

Adjustments under this Section  7 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

8.             No Rights as Stockholder. Neither the Participant nor any other person legally entitled to the benefits hereof shall be entitled to any of the rights or privileges of a stockholder of the Company in respect of any portion of the SAR at any time or for any purpose whatsoever.

9.             Agreement Subject to Plan. The SAR granted hereby is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect in any material respect the Participant’s rights under this grant without the prior written consent of Participant. The terms of the Plan are incorporated into and form part of this Agreement.

10.           No Shares shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the United States Securities Act of 1933, all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

11.           Miscellaneous.

a.             No Representations or Warranties. Neither the Company nor the Committee or any of their representatives or agents has made any representations or warranties to the Participant with respect to the income tax or other consequences of the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company, the Committee or any of their representatives or agents for an assessment of such tax or other consequences.

b.             No Employment Guarantee. Nothing in this Agreement nor in the Plan nor in the making of the Award shall confer on the Participant any right to or guarantee of continued employment with the Company or any of its subsidiaries or in any way limit the right of the Company or any of its subsidiaries to terminate the employment of the Participant at any time.

c.             Necessary Acts. The Participant and the Company hereby agree to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

d.             Binding Effect; Applicable Law. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns, and the Participant and any heir, legatee, or legal representative of the Participant. This Agreement shall be interpreted under and governed by and constructed in accordance with the laws of Texas.

e.             Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding.

f.              Data Protection. The Participant consents to the collection, holding, processing and transfer of personal data by the Company and any of its Subsidiaries for all purposes connected with this Agreement, including (i) the holding and maintenance of details of the grant; (ii) the transfer of personal data to the trustee of an employee benefit trust, the Company’s registrars or brokers, any administrator of the Company’s share incentive arrangements or any other relevant professional advisers or service providers to the Company or any of its Subsidiaries that is or was Participant’s employer; (iii) the transfer of personal data to a prospective buyer of the Company or of any of its Subsidiaries or business unit that employs Participant, and the prospective buyer’s professional advisers, provided that those persons irrevocably agree to use the personal data only in connection with the proposed transaction and in accordance with the data protection principles set out in the Data Protection Act 1998 (or any successor thereto); and (iv) the transfer of personal data under Section 11(f)(ii) or Section 11(f)(iii) to a person who is resident in a country or territory outside the European Economic Area that may not provide equivalent statutory protections for personal data. In addition, the Participant agrees and acknowledges that this Agreement shall be publicly filed with the U.S. Securities and Exchange Commission.

g.             Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such section.

h.             Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

i.              Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

By:	/s/ Susan Comparato
	Name:	Susan Comparato
	Title:	Chief Administrative Officer

PARTICIPANT

By:	/s/ Thomas A. Bradley
	Name:	Thomas A. Bradley
	Title:	Chief Executive Officer

[Signature Page to Stock Appreciation Right Agreement]